UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 15, 2017
HomeStreet, Inc.
(Exact name of registrant as specified in its charter)

Washington	001-35424	91-0186600
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
601 Union Street, Ste. 2000, Seattle, WA 98101
(Address of principal executive offices) (Zip Code)
(206) 623-3050
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 15, 2017, HomeStreet, Inc. (“HomeStreet”) entered into an amendment to the Employment Agreement (the “Amendment”) effective March 26, 2015 (the “2015 Employment Agreement”) with Mark K. Mason, the president and chief executive officer of HomeStreet. The Amendment provides that in the event any payment or benefits to be provided to Mr. Mason under the 2015 Employment Agreement would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986 (the “Code”), as amended, Mr. Mason would be entitled to receive the greater of (a) the full amount of such payment or benefit, taking into account the amount that would actually be received by Mr. Mason after application of all taxes and the excise tax imposed by Section 4999 of the Code, or (b) an amount reduced to the minimum extent necessary to avoid such payment or benefit being a “parachute payment”. This in effect removes Mr. Mason’s right to receive excise tax gross-up payments under the 2015 Employment Agreement. Accordingly, Mr. Mason would be responsible for any excise tax owing on any “parachute payments” paid under the 2015 Employment Agreement, as amended.

In addition, the Amendment revises language contained in the Waiver and Release that constitutes Exhibit A to the 2015 Employment Agreement to conform the language of that waiver and release to language in our revised severance agreements clarifying that nothing in that agreement is intended to prohibit or limit Mr. Mason from initiating communications directly with, responding to any inquiry from, volunteering information to, or providing testimony before, the Securities and Exchange Commission, the Department of Justice, FINRA, any other self-regulatory organization or any other governmental, law enforcement, or regulatory authority.

In connection with and as consideration for Mr. Mason relinquishing his right to receive gross-up payments related to any potential excise tax, the Board of Directors of HomeStreet granted Mr. Mason a one-time restricted stock unit award with a value of approximately $300,000, to vest annually in three equal installments in March of 2018, 2019 and 2020.

The foregoing description is qualified by reference to the Amendment to the 2015 Employment Agreement which is included as an exhibit to this Current Report on Form 8-K.

Exhibit 9.01 Exhibits

Exhibit No.	Description

1.1	Amendment to Executive Employment Agreement dated March 15, 2017 between HomeStreet, Inc. and Mark K. Mason

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2017.

HomeStreet, Inc.
By: /s/ Godfrey B. Evans
Godfrey B. Evans
Executive Vice President, Chief Administrative
Officer, General Counsel and Corporate Secretary